UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2017
VMWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33622 (Commission File Number)	94-3292913 (IRS Employer Identification Number)

3401 Hillview Avenue, Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (650) 427-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) Amendment to Bylaws

On February 17, 2017, the Board of Directors (the "Board") of VMware, Inc. (the "Company") approved an amendment to the Company's Bylaws. In summary, the Bylaws have been amended as follows:

Section 1.2 has been revised to clarify that the books and records of the Company may kept inside of, as well as outside of, the State of Delaware.

Sections 2.1, 2.3, 2.5 and 2.12 has been revised to provide for meetings of the Company’s stockholders to be held by means of remote communication.

Section 3.2(D) has been revised to remove references basing the terms of the Company’s Class I, Class II and Class III directors on the initial terms ending in 2008 2009 and 2010 and replace them with references to the duration of such directors’ current terms of office.

Section 3.14 describing the selection and duties of the Chairman of the Board has replaced former Section 4.3, which has been deleted, to clarify that the Chairman of the Board is not considered an officer of the Company. The selection and the duties of the Chairman of the Board formerly described in Sections 4.3 and 4.4 have been moved to Section 3.14 and are unchanged.

Section 5.3 has been revised to add a reference to mutilated stock certificates.

Section 6.10 has been revised to clarify the conditions under which Delaware is established as the exclusive forum for certain actions, updating the previous section establishing Delaware as the exclusive forum.

A copy of the Amended and Restated Bylaws, effective February 17, 2017, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

3.1   Amended and Restated Bylaws, as of February 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VMware, Inc.

Date: February 23, 2017	By:	/s/ S. Dawn Smith
S. Dawn Smith
Senior Vice President, Chief Legal Officer and Secretary